SCHEDULE OF COMPUTATION OF PERFORMANCE
                             ADVERTISING QUOTATIONS


A.   Total Return Calculations

     Set forth below are calculations of each type of total return performance quotation included in the Statement of Additional Information of American Century Premium Reserves, Inc.

     1. AVERAGE ANNUAL TOTAL RETURN. The average annual return of Premium Bond, as quoted in the Statement of Additional Information, was 11.14%.

     This return was calculated as follows:

                    n
              P(1+T)   =  ERV

              where,

       P =      a hypothetical initial payment of $1,000
       T =      average annual total return
       n =      number of years
     ERV =      ending redeemable value of the hypothetical $1,000 payment at the end of 1 year.

     Applying the actual return figures of Premium Bond for the 1 year period ended March 31, 1998:

                       1
     1,000 (1 + 11.14%)   =   $1,111.4

                                     ^1/1
         T =               (1,111.4)       -  1
                            1,000.0


         T =                11.14%


     2. CUMULATIVE TOTAL RETURN. The cumulative total return of Premium Bond from April 1, 1993 to March 31, 1998, as quoted in the Statement of Additional Information, was 36.65%.

     This return was calculated as follows:

                     (ERV - P)
         C =          -------
                         P

         where,

       C =     cumulative total return
       P =     a hypothetical initial payment of $1,000
     ERV =     ending redeemable value of the hypothetical $1,000 payment at the end of the 1 year period.

     Applying the actual return figures for the 5 year period ended March 31, 1998:

                    (1,366.50 - 1,000)
          C =        ----------------
                           1,000

          C =       36.65%


B.   Yield Calculations

     Set forth below are representative calculations of each type of yield quotation included in the Statement of Additional Information of American Century Premium Reserves, Inc.

     1. PREMIUM GOVERNMENT RESERVE YIELD. The yield for Premium Government Reserve for the seven days ended March 31, 1998, as quoted in the Statement of Additional Information, was 5.10%.

     The yield was computed as follows:

                       I    365
                  Y = --- X ---
                       B     7

     where,

     Y =       yield
     I =       total income of hypothetical account of one share over seven day period
     B =       beginning account value ($100)

     Applying the actual figures of Premium Government Reserve for the seven day period ended March 31, 1998:

         Y = .097769   365
             ------- X ---
               100      7

         Y = 5.10%

     Thirty-day   yields  are  calculated   similarly,   with  the   appropriate
substitutions.

     2. PREMIUM GOVERNMENT RESERVE EFFECTIVE YIELD. The effective yield for Premium Government Reserve for the seven days ended March 31, 1998, as quoted in the Statement of Additional Information, was 5.23%.

     The effective yield was computed as follows:

          (     I ) ^365/7
     EF = (1 + ---)        - 1
          (     B )


     where,

     EF =     effective yield
      I =     total income of hypothetical account of one share over seven day period
      B =     beginning account value ($100)

     Applying the actual figures of Premium Government Reserve for the seven day period ended March 31, 1998:


     EF =     (1 + .097769)^365/7
              (1 + -------)       - 1
              (       100 )

     EF =     5.23%


     3. PREMIUM BOND YIELD. The yield for Premium Bond for the thirty days ended March 31, 1998, as quoted in the Statement of Additional Information, was 5.87%.

     The yield was calculated as follows:


                      [(a - b     )^6    ]
     Y =          2 * [(-----  + 1)   - 1]
                      [(c * d     )      ]

     where,

     Y =       yield
     a =       total income during thirty day period
     b =       expense accrued for the period
     c =       average daily number of shares outstanding during the period
     d =       maximum offering price per share on last day of period


     Applying the actual figures of Premium Bond for the thirty day period ended March 31, 1998:


         [(330780.81 - 23585.64     )^6    ]
     2 * [(--------------------  + 1)   - 1]
         [(6264845.130 *  10.15     )      ]


      Y =      5.87%